Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 33-94026, 33-51234, 33-75028, 33-77684, 33-57628, 33-80581, 33-80583, 333-42775, 333-89325, 333-89329, 333-89327, and 333-114694 on Form S-8 of our report, relating to the consolidated financial statements and financial statement schedule of Apria Healthcare Group Inc. and subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109) dated February 29, 2008 appearing in this Annual Report on Form 10-K of Apria Healthcare Group Inc. and subsidiaries for the year ended December 31, 2007.
DELOITTE & TOUCHE LLP
Costa Mesa, California
February  29, 2008